EXHIBIT 99.1

FOR IMMEDIATE RELEASE                    CONTACT: Mark Kimball (763) 551-7070
                                                  Select Comfort Corporation
                                                  mark.kimball@selectcomfort.com

                       SELECT COMFORT CORPORATION REPORTS
                             FIRST QUARTER EARNINGS
                        EARNINGS PER SHARE UP 64 PERCENT
                    COMPANY PROVIDES SECOND QUARTER GUIDANCE

     MINNEAPOLIS, MINN. (April 20, 2004) - Select Comfort Corporation (NASDAQ:
SCSS), the nation's leading bed retailer and creator of the Sleep Number(R) bed, today announced results for the first quarter ended April 3, 2004. The company reported its 11th consecutive quarterly profit with net income of $7.4 million, or $0.18 per diluted share, compared with net income of $4.1 million, or $0.11 per share in the first quarter of 2003. First quarter 2004 net sales increased 37 percent to $140 million, versus first quarter 2003 net sales of $102 million. Same-store sales increased 25 percent.

     "We sustained double-digit growth trends this quarter with consistent growth across all channels, and better-than-expected product mix and adjustable foundation sales," said Bill McLaughlin, president and chief executive officer. "Expansion of our Sleep Number advertising campaign and the opening of nine new stores in first quarter further supported our sales performance, and we remain confident in our growth potential. Our balance sheet remains debt-free and was strengthened by an additional $5.8 million in free cash flow(1), bringing our total cash and marketable securities to $84 million."

SECOND QUARTER OUTLOOK
     In the second quarter, Select Comfort's focus will remain on sustaining growth through the execution of initiatives that follow the company's four strategic priorities. The company plans to:
o    Increase brand and product awareness
     -    Introduce six new national cable television ads.
     - Continue to expand investment in the local Sleep Number(R) retail advertising campaign.
     - Increase total media spending by 45 percent over second quarter 2003, adhering to the company's plans to accelerate media spending and store openings in the first half of the year.


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o    Expand profitable distribution
     -    Open 12 new stores, including seven in New York, Los Angeles and
          Chicago.
o    Increase proprietary product offerings
     -    Introduce the Sleep Number(R) 9000 bed nationally on April 5.
     - Test launch the nation's first sofa sleeper featuring a Sleep Number(R) bed inside.
o    Strengthen financial position
     - Leverage the company's cash-flow-generating business model to fund growth in media and new store expansion.

     Assuming continued performance of the company's advertising and growth programs and no significant changes to the U.S. economic recovery, mattress industry growth rates, or competitive reaction to the company's recent success, the company is raising EPS guidance for full-year 2004 to $0.92 to $0.95 and revenue to a range of $565 million to $585 million with same-store sales expected to grow between 20 percent and 25 percent.

     For the second quarter of 2004, the company expects to generate revenue of $126 million to $131 million and earnings per share in the range of $0.13 to $0.15, with same-store sales growth of 20 to 25 percent. Expected earnings for the second quarter do not follow the company's historical patterns due to an expected shift in QVC programming into the third quarter of 2004, and the timing of other program investments.

     Select Comfort's updated guidance ranges are in line with the company's long-term goal to sustain annual sales growth rates of 15 to 25 percent and an earnings growth rate of 30 percent.

CONFERENCE CALL ANNOUNCEMENT
     Select Comfort will hold a conference call to discuss its first quarter results on April 20, 2004, at 4:00 p.m. Central Time. A simultaneous webcast of the call will be available in the Investor Relations section of www.selectcomfort.com. A digital replay of the conference call will be accessible beginning at approximately 6:00 p.m. Central Time on April 20, 2004, through 5:00 p.m. Central Time on April 27, 2004. To access the replay, please call 402-220-4086 (U.S. and International). An archived replay of the conference call may also be accessed after approximately 7:00 p.m. Central Time on April 20, 2004 at www.selectcomfort.com.




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ABOUT SELECT COMFORT
     Founded in 1987, Select Comfort Corporation is the nation's leading bed retailer(2), holding 26 U.S. issued or pending patents for its personalized sleep products. The company designs, manufactures and markets a line of adjustable-firmness mattresses featuring air-chamber technology, branded the Sleep Number(R) bed, as well as foundations and sleep accessories. Select Comfort's products are sold through its 356 retail stores located nationwide, including 13 leased departments in Bed Bath & Beyond stores; through selected bedding retailers; through its national direct marketing operations; and on the Internet at www.selectcomfort.com.

                                      ###

     Statements used in this press release that relate to future plans, events, financial results or performance are forward-looking statements that are subject to certain risks and uncertainties including, among others, such factors as general and industry economic trends, uncertainties arising from global events, consumer confidence, effectiveness of our advertising and promotional efforts, our ability to secure suitable retail locations, our ability to attract and retain qualified sales professionals and other key employees, consumer acceptance of our products and product innovation, our ability to continue to expand and improve our product line, industry competition, warranty expenses, California wage and hour litigation, our dependence on significant suppliers, and the vulnerability of any suppliers to recessionary pressures, labor negotiations, liquidity concerns or other factors, increasing commodity and delivery costs, increasing government regulations, including possible new flammability standards for the bedding industry, as well as the risk factors listed from time to time in the company's filings with the SEC, including the company's Annual Report on Form 10-K and other periodic reports filed with the SEC.

     The company has no obligation to publicly update or revise any of the forward-looking statements that may be in this news release.

     (1) FREE CASH FLOW IS DEFINED AS NET CASH PROVIDED BY OPERATIONS LESS PURCHASES OF PROPERTY AND EQUIPMENT AS DERIVED FROM THE STATEMENT OF CASH FLOWS ATTACHED.

     (2)  TOP 25 BEDDING RETAILERS, FURNITURE TODAY, MAY 26, 2003



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                           SELECT COMFORT CORPORATION
                                AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)


                                                      THREE MONTHS ENDED
                                               ---------------------------------
                                                  APRIL 3,         MARCH 29,
                                                    2004             2003
                                               ---------------- ----------------

Net sales                                         $ 139,963         $ 101,958
Cost of sales                                        53,929            38,057
                                               ---------------- ----------------
   Gross profit                                      86,034            63,901
                                               ---------------- ----------------
Operating expenses:
   Sales and marketing                               63,720            48,917
   General and administrative                        10,634             8,301
   Store closings and asset impairments                   -                74
                                               ---------------- ----------------
       Total operating expenses                      74,354            57,292
                                               ---------------- ----------------
Operating income                                     11,680             6,609
                                               ---------------- ----------------
Other income (expense):
   Interest income                                      312               113
   Interest expense                                       -               (88)
   Other, net                                             -                24
                                               ---------------- ----------------
       Other income (expense), net                      312                49
                                               ---------------- ----------------
Income before income taxes                           11,992             6,658
Income tax expense                                   (4,617)           (2,530)
                                               ---------------- ----------------
Net income                                        $   7,375         $   4,128
                                               ================ ================

Net income per share - basic                      $    0.20         $    0.13
                                               ================ ================
Weighted average shares - basic                      36,060            30,880
                                               ================ ================

Net income per share - diluted                    $    0.18         $    0.11
                                               ================ ================
Weighted average shares - diluted                    39,990            37,173
                                               ================ ================

RECONCILIATION OF EPS INFORMATION:
Net income                                        $   7,375         $   4,128
Add:  Interest expense on convertible debt                -                54
                                               ---------------- ----------------
Net income available to common shareholders       $   7,375         $   4,182
                                               ================ ================

Weighted average shares outstanding                  36,060            30,880
Effect of dilutive securities:
   Options                                            2,545             2,932
   Warrants                                           1,385             2,634
   Convertible debt                                       -               727
                                               ---------------- ----------------
Dilutive weighted average shares outstanding         39,990            37,173
                                               ================ ================



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                           SELECT COMFORT CORPORATION
                                AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                                                        (UNAUDITED)
                                                                          APRIL 3,          JANUARY 3,
                                                                            2004               2004
                                                                      -----------------  -----------------
                               ASSETS
Current assets:
   Cash and cash equivalents                                               $  32,155          $  24,725
   Marketable securities - current                                             7,674             49,322
   Accounts receivable, net of allowance for doubtful accounts
     of $742 and $619, respectively                                           10,926              6,823
   Inventories                                                                12,803             12,381
   Prepaid expenses                                                            6,942              5,244
   Deferred tax assets                                                         7,014              6,039
                                                                      -----------------  -----------------
       Total current assets                                                   77,514            104,534

Marketable securities - non-current                                           44,305              1,071
Property and equipment, net                                                   38,155             36,134
Deferred tax assets                                                            5,937              5,620
Other assets                                                                   3,686              3,343
                                                                      -----------------  -----------------
       Total assets                                                        $ 169,597          $ 150,702
                                                                      =================  =================

                LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Current maturities of long-term debt                                     $       -          $       -
   Accounts payable                                                           21,852             14,773
   Accruals:
     Sales returns                                                             4,481              3,469
     Compensation and benefits                                                12,165             16,579
     Taxes and withholding                                                     4,820              3,661
     Consumer prepayments                                                      7,459              5,970
     Other                                                                     5,303              6,110
                                                                      -----------------  -----------------
       Total current liabilities                                              56,080             50,562

Long-term debt, less current maturities                                            -                  -
Accrued warranty costs                                                         2,265              2,557
Other liabilities                                                              5,028              4,821
                                                                      -----------------  -----------------
       Total liabilities                                                      63,373             57,940
                                                                      -----------------  -----------------
Shareholders' equity:
   Undesignated preferred stock; 5,000,000 shares authorized, no
     shares issued and outstanding                                                 -                  -
   Common stock, $.01 par value; 95,000,000 shares authorized,
     36,393,690 and 35,769,606 shares issued and outstanding,
     respectively                                                                364                358
   Additional paid-in capital                                                111,375            104,085
   Unearned compensation                                                      (2,086)              (877)
   Accumulated deficit                                                        (3,429)           (10,804)
                                                                      -----------------  -----------------
       Total shareholders' equity                                            106,224             92,762
                                                                      -----------------  -----------------
       Total liabilities and shareholders' equity                          $ 169,597          $ 150,702
                                                                      =================  =================



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                           SELECT COMFORT CORPORATION
                                AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)
                                   (UNAUDITED)

                                                                                  THREE MONTHS ENDED
                                                                         -------------------------------------
                                                                             APRIL 3,           MARCH 29,
                                                                               2004               2003
                                                                         -----------------  ------------------
Cash flows from operating activities:
   Net income                                                                  $  7,375           $  4,128
   Adjustments to reconcile net income to net cash provided by operating activities:
     Depreciation and amortization                                                3,430              2,426
     Amortization of debt discount and deferred finance fees                          -                 86
     Non-cash compensation                                                           71                  -
     Loss on disposal of assets and impaired assets                                   -                 74
     Deferred tax (benefit) expense                                              (1,292)             2,298
     Change in operating assets and liabilities:
       Accounts receivable                                                       (4,103)                55
       Inventories                                                                 (422)              (365)
       Prepaid expenses                                                          (1,698)              (399)
       Other assets                                                                (352)                29
       Accounts payable                                                           7,079              4,825
       Accrued compensation and benefits                                         (4,414)            (5,698)
       Accrued taxes and withholding                                              3,997                141
       Customer payments                                                          1,489              3,377
       Other accruals and liabilities                                               120                (52)
                                                                         -----------------  ------------------
         Net cash provided by operating activities                               11,280             10,925
                                                                         -----------------  ------------------
Cash flows from investing activities:
   Purchases of property and equipment                                           (5,442)            (4,740)
   Investments in marketable securities                                         (43,192)           (17,803)
   Proceeds from maturity of marketable securities                               41,606             12,317
                                                                         -----------------  ------------------
         Net cash used in investing activities                                   (7,028)           (10,226)
                                                                         -----------------  ------------------
Cash flows from financing activities:
   Principal payments on long-term debt                                               -                (10)
   Repurchase of common stock                                                      (240)            (1,834)
   Proceeds from issuance of shares from option and warrant exercises             2,759                225
   Proceeds from issuance of ESPP shares and other equity transactions              659                296
                                                                         -----------------  ------------------
         Net cash provided by (used in) financing activities                      3,178             (1,323)
                                                                         -----------------  ------------------

Increase (decrease) in cash and cash equivalents                                  7,430               (624)
Cash and cash equivalents, at beginning of period                                24,725             27,176
                                                                         -----------------  ------------------
Cash and cash equivalents, at end of period                                    $ 32,155           $ 26,552
                                                                         =================  ==================





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